UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2020

PROSIGHT GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38996	35-2405664
(Commission File Number)	(I.R.S. Employer Identification No.)

412 Mt. Kemble Avenue, Suite 300, Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

(973) 532-1900

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	PROS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 17, 2020, ProSight Global, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 28, 2020, the record date for the Annual Meeting, 43,342,399 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 8, 2020. The matters submitted for a vote and the related results are set forth below.

Proposal 1. The election of eleven directors to serve on the Company’s Board of Directors until the 2021 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Nominee	For	Withheld	Broker Non-Vote
Steven Carlsen	41,676,368	77,134	334,668
Lawrence Hannon	41,674,736	78,766	334,668
Anthony Arnold	36,957,496	4,796,006	334,668
Clement S. Dwyer, Jr.	41,677,405	76,097	334,668
Magnus Helgason	40,768,641	984,861	334,668
Sheila Hooda	41,014,662	738,840	334,668
Eric W. Leathers	41,688,646	64,856	334,668
Richard P. Schifter	36,917,519	4,835,983	334,668
Bruce W. Schnitzer	41,724,183	29,319	334,668
Otha T. Spriggs, III	41,688,646	64,856	334,668
Anne G. Waleski	41,738,558	14,944	334,668

Proposal 2. The ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstain
42,087,429	0	741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProSight Global, Inc. (Registrant)

Date: June 19, 2020	By:	/s/ Frank D. Papalia
Frank D. Papalia
Chief Legal Officer